Exhibit 99.1

Sbarro, Inc. Announces Results of Operations

for the Quarter and Nine Months Ended September 28, 2008

Melville, New York – November 10, 2008 – Sbarro, Inc. (the “Company”) announced today results of operations for the quarter and the nine months ended September 28, 2008. The Company’s detailed results are included in its Quarterly Report on Form 10-Q, which was filed with the SEC today.

Third Quarter Financial Results

Revenues were $91.9 million for the quarter ended September 28, 2008 as compared to revenues of $91.0 million for the quarter ended September 30, 2007. The increase in revenues was generated by new Company-owned stores and royalties on new franchised stores opened in 2007 and 2008, and royalties generated from the 15.5% increase in comparable-unit sales growth in our International Franchise restaurants, partially offset by 1% decrease in Company-owned comparable-unit sales and lost royalties due to a 2% decrease in our Domestic Franchise comparable-unit sales.

Net loss for the quarter ended September 28, 2008 was $1.2 million as compared to a net income of $.5 million for the quarter ended September 30, 2007.

EBITDA, as calculated in accordance with the terms of the Company’s bank credit agreement, was $11.6 million for the quarter ended September 28, 2008 as compared to $14.7 million for the quarter ended September 30, 2007. The decline in EBITDA is primarily a result of increased costs of product, in particular in the cost of cheese, flour and flour related commodity costs such as pasta as well as increased cost of labor, while comparable unit sales declined slightly.

The Company was in compliance with the covenants under its bank credit agreement for the quarter ended September 28, 2008.

As discussed in Exhibit A, EBITDA is a non-GAAP financial measure that management believes is an important metric for us to report to our investors, as we consider it a helpful additional indicator of our ability to meet future debt obligations and to comply with certain covenants in our borrowing agreements which are tied to this metric. Exhibit A includes a reconciliation of EBITDA to net loss, which is the most directly comparable financial measure under United States Generally Accepted Accounting Principles (“GAAP”). Exhibit A also identifies adjustments to EBITDA that are provided for under our bank credit agreement.

Year to Date Financial Results

The Company has reported operating results and its financial position for all periods presented as of and prior to January 30, 2007 (prior to completion of the Merger) as those of the Predecessor Company and for all periods from and after January 31, 2007 the Merger date as those of the Successor Company. The Company’s operating results for the nine months ended September 30, 2007 are presented as the “Combined” results of the Predecessor and Successor companies. The presentation of “Combined” results is not consistent with the requirements of GAAP; however, the Company’s management believes that it is a meaningful way to present the results of operations for the nine months ended September 30, 2007.

Revenues were $260.5 million for the nine months ended September 28, 2008 as compared to revenues of $254.1 million for the combined nine months ended September 30, 2007. The increase in revenues was driven primarily by new Company-owned stores and royalties on new franchised stores opened in 2007 and 2008, and royalties generated from the 20.1% comparable-unit sales growth in our International Franchise restaurants, partially offset by 0.4% decrease in Company-owned comparable-unit sales and lost royalties due to a 1.2% decrease in Domestic Franchise comparable-unit sales.

Net loss for the nine months ended September 28, 2008 was $8.9 million as compared to a net loss of $35.1 million for the combined nine months ended September 30, 2007. Included in the net loss for the combined nine months ended September 30, 2007 was $31.4 million attributable to special event bonuses in connection with the Merger.

EBITDA, as calculated in accordance with the terms of the Company’s bank credit agreement, was $25.4 million for the nine months ended September 28, 2008, as compared to $34.3 million for the combined nine months ended September 30, 2007. The decline in EBITDA was attributable to increased cost of products, in particular in the cost of cheese, flour and flour related commodity costs such as pasta, while comparable unit sales declined slightly.

Peter Beaudrault, Chairman of the Board, President and CEO of Sbarro, commented, “Our results for the quarter and year to date are indicative of the impact the financial crisis has had on consumer spending habits. In addition, commodity cost, particularly cheese and flour related costs have remained higher than last year.” Mr. Beaudrault further commented, “while we have begun to see commodity costs decline somewhat in the current quarter, we remain vigilant as to consumer spending and continue to control both our operational and capital spending in this challenging economic environment.”

MidOcean Partners’ Acquisition of Sbarro

On January 31, 2007, MidOcean SBR Acquisition Corp., an indirect subsidiary of MidOcean SBR Holdings, LLC (“Holdings”), an affiliate of MidOcean Partners III, L.P., and certain of its affiliates (“MidOcean”) merged with and into the Company (the “Merger”) in exchange for consideration of $450 million in cash, subject to certain adjustments. As a result of the Merger, the Company is now an indirect wholly owned subsidiary of Holdings.

In addition, the former shareholders received a distribution of the cash on hand in excess of (i) $11 million, plus (ii) all amounts required to be paid in connection with various special event bonuses paid in connection with completion of the Merger.

In connection with the Merger, the Company transferred interests in certain non-core assets to a newly formed company owned by certain of our former shareholders. There was no additional consideration given for the transfer of these assets as they were treated as a dividend. The assets and related costs that we transferred (the “Withdrawn Assets”) were:

•

the interests in Broadhollow Realty LLC. and Broadhollow Fitness Center LLC., which owned the corporate headquarters of the Company, the fitness center and the assets of the Sbarro Café located at the corporate headquarters;

•	a parcel of undeveloped real property located in East Northport, New York;

•	the interests in Boulder Creek Ventures, LLC and Boulder Creek Holdings, LLC, which own a 40% interest in a joint venture that operates 15 steakhouses under “Boulder Creek” and other names; and

•	the interest in Two Mex-SS, LLC, which owns a 50% interest in a joint venture that operates two tex-mex restaurants under the “Baja Grill” name.

About the Company

Based in Melville, New York, we believe we are the world’s leading Italian quick service restaurant concept and the largest shopping mall-focused restaurant concept in the world. We have 1,075 restaurants in 43 countries. Sbarro restaurants feature a menu of popular Italian food, including pizza, a selection of pasta dishes and other hot and cold Italian entrees, salads, sandwiches, drinks and desserts. Additional information is available at http://www.sbarro.com/.

Forward-Looking Statement Disclosure

This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements about non-historical matters and often are identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will,” or “intend” and similar expressions. These forward-looking statements include statements about anticipated future store openings and growth and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Sbarro and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) general economic, inflation, national security, weather and business conditions; (2) decrease in mall traffic, and other events arising from the downturn in the economy, such as continued increases in energy and commodity costs that negatively affect consumer spending; (3) the availability of suitable restaurant sites in appropriate regional shopping malls and other locations on reasonable rental terms; (4) changes in consumer tastes; (5) changes in population and traffic patterns, including the effects that military action and terrorism or other events may have on the willingness of consumers to frequent malls, airports or downtown areas which are the predominant areas in which our restaurants are located; (6) our ability to continue to attract franchisees; (7) the success of our present, and any future, joint ventures and other expansion opportunities; (8) changes in commodity and commodity related prices (particularly cheese and flour), beverage and paper products; (9) our ability to pass along cost increases to our customers; (10) increases in the Federal minimum wage; (11) the continuity of services of members of our senior management team; (12) our ability to attract and retain competent restaurant and executive managerial personnel; (13) competition; (14) the level of, and our ability to comply with, government regulations; (15) our ability to generate sufficient cash flow to make interest and principal payments under our borrowing agreements; (16) our ability to comply with financial covenants and ratios and the effects which the restrictions imposed by those financial covenants and ratios contained in our borrowing agreements may have on our ability to operate our business; (17) our ability to repurchase and/or repay amounts under our borrowing agreements to the extent required in the event of certain circumstances as defined in our borrowing agreements; and (18) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

[Financial schedules to follow]

# # #

Contact:

Anthony J. Puglisi

Vice President &

Chief Financial Officer

(631) 715-4100

SBARRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands)

	For the quarter ended September 28, 2008	For the quarter ended September 30, 2007
	SUCCESSOR	SUCCESSOR
Revenues:
Restaurant sales	$87,483	$87,047
Franchise related income	4,384	3,948

Total revenues	91,867	90,995

Costs and expenses:
Cost of food and paper products	20,215	18,008
Payroll and other employee benefits	24,132	23,001
Other operating costs	31,523	30,597
Other income, net	(884)	(793)
Depreciation and amortization	3,986	4,751
General and administrative	6,730	7,145
Asset impairment, restaurant closings/remodels	849	125

Total costs and expenses, net	86,551	82,834

Operating income	5,316	8,161

Other (expense) income:
Interest expense	(6,572)	(7,673)
Interest income	25	57
Equity in net income of unconsolidated affiliates	(57)	—

Net other (expense)	(6,604)	(7,616)

(Loss) income before income taxes	(1,288)	545

Income tax (benefit) expense	(114)	42

Net (loss) income	$(1,174)	$503

SBARRO, INC. AND SUBSIDIARIES

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands)

	GAAP	GAAP		“Combined” Nine Months ended September 30, 2007*
	Nine Months ended September 28, 2008	For the period January 31 through September 30, 2007	For the period January 1 through January 30, 2007
	SUCCESSOR	SUCCESSOR	PREDECESSOR
			(In thousands)
Revenues:
Restaurant sales	$248,379	$219,098	$23,594	$242,692
Franchise related income	12,108	10,067	993	11,060
Real estate	—	—	323	323

Total revenues	260,487	229,165	24,910	254,075

Costs and expenses:
Cost of food and paper products	56,983	44,621	4,308	48,929
Payroll and other employee benefits	70,860	60,092	6,762	66,854
Other operating costs	92,723	79,201	8,839	88,040
Other income, net	(2,785)	(1,924)	(497)	(2,421)
Depreciation and amortization	12,720	12,289	1,272	13,561
General and administrative	20,975	18,406	2,843	21,249
Special event bonuses	—	—	31,395	31,395
Asset impairment and restaurant closings/remodels	1,184	334	74	408

Total costs and expenses, net	252,660	213,019	54,996	268,015

Operating income (loss)	7,827	16,146	(30,086)	(13,940)

Other (expense) income:
Interest expense	(21,617)	(21,036)	(2,570)	(23,606)
Interest income	132	461	108	569
Equity in net income of unconsolidated affiliates	(185)	—	12	12

Net other (expense)	(21,670)	(20,575)	(2,450)	(23,025)

Loss before income taxes	(13,843)	(4,429)	(32,536)	(36,965)

Income tax (benefit) expense	(4,937)	(1,940)	44	(1,896)

Net loss	$(8,906)	(2,489)	$(32,580)	$(35,069)

*	The combined results of the successor and predecessor for the periods in 2007 do not comply with generally accepted accounting principles; however, we believe these results provide useful information to assess the relative performance of the businesses.

Exhibit A

Sbarro, Inc.

EBITDA Reconciliation

Quarters and Years to Date Ended September 28, 2008 and September 30, 2007

(unaudited)

EBITDA represents earnings before interest income, interest expense, taxes, depreciation and amortization. EBITDA, as calculated under our bank credit agreement, includes certain additional adjustments, as set forth in the reconciliation that follows. EBITDA is a non-GAAP financial measure and should not be considered in isolation from, or as a substitute for, net income, cash flow from operations or other cash flow statement data prepared in accordance with United States generally accepted accounting principles (“GAAP”) or as a measure of a company’s profitability or liquidity. Rather, we believe that EBITDA provides relevant and useful information for analysts and investors in our Senior Notes due 2015 (“Senior Notes”) and our bank lenders, as EBITDA is one of the measures used in calculating our compliance with certain financial ratios in the indenture governing our Senior Notes and in determining compliance with certain financial covenants under our bank credit agreement.

Our calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since all companies do not calculate this non-GAAP measure in the same manner. Our EBITDA calculations are not intended to represent cash provided by (used in) operating activities since they do not include interest and taxes and changes in operating assets and liabilities, nor are they intended to represent a net increase in cash since they do not include cash provided by (used in) investing and financing activities. The calculation of EBITDA under our bank agreement and under the indenture governing our Senior Notes may differ, because of differences in the definitions contained in those two documents. We provide a calculation of EBITDA under our bank credit agreement because we are required to satisfy a quarterly financial measurement that uses EBITDA as a compliance metric. Our indenture does not include a similar quarterly compliance covenant.

Exhibit A

The following tables reconcile the net income (loss) for the following periods in 2008 and 2007, to EBITDA as defined in the Company’s bank credit agreement for the same periods. We believe that net income (loss) is the most directly comparable GAAP financial measure to EBITDA. All amounts below are in thousands.

	Quarter Ended September 28, 2008	Quarter Ended September 30, 2007
Net income (loss)	$(1,174)	$503
Interest expense	6,572	7,673
Interest income	(25)	(57)
Income tax (benefit) expense	(114)	42
Depreciation and amortization	3,986	4,751

EBITDA	9,245	12,912

Non cash adjustments (1)	483	470
Litigation charges, net (2)	—	150
Preopening expenses	315	151
Management fee	253	250
Closed store costs	926	125
Employee related restructuring expenses (3)	172	605
Joint venture operations	203	—

EBITDA in accordance with the bank credit agreement	$11,597	$14,663

Exhibit A

	Nine Months ended September 28, 2008	For the period January 1 through January 30, 2007	For the period January 31 through September 30, 2007	“Combined” Nine Months ended September 30, 2007
	SUCCESSOR	PREDECESSOR	SUCCESSOR
Net loss	$(8,906)	$(32,580)	$(2,489)	$(35,069)
Interest expense	21,617	2,570	21,036	23,606
Interest income	(132)	(108)	(461)	(569)
Income tax (benefit) expense	(4,937)	44	(1,940)	(1,896)
Depreciation and amortization	12,720	1,272	12,289	13,561

EBITDA	20,362	(28,802)	28,435	(367)

Special event bonuses (4)	—	31,395	—	31,395
Eliminated expenses (5)	—	183	(230)	(47)
Non-recurring income (6)	(500)	—	—	—
Non cash adjustments (1)	1,296	(96)	1,086	990
Litigation charges, net (2)	(250)	—	150	150
Preopening expenses	722	22	447	469
Management fee	762	—	667	667
Closed store costs	1,552	74	334	408
Employee related restructuring expenses (3)	1,066	—	605	605
Joint venture operations	431	—	—	—

EBITDA in accordance with the bank credit agreement	$25,441	$2,776	$31,494	$34,270

(1)	Non cash adjustments include deferred rent and amortization relating to purchase accounting in connection with the Merger.

(2)	Net cash paid for litigation settlements accrued in 2007.

(3)	Employee related restructuring expenses include severance and employee costs related to eliminated positions.

(4)	Adjustment to exclude the payment of the special event bonuses net of the reversal of an accrual for a long-term incentive award, all in connection with the Merger.

(5)	Eliminated expenses refers to certain costs and expenses related to our former shareholders including salaries, bonuses benefits, payroll taxes, travel and entertainment and earnings from withdrawn assets.

(6)	Non-recurring income is compensation received from a landlord for a lease on a location that was terminated involuntarily.